UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 20, 2009

Reliant Energy, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-16455	76-0655566
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Main Street, Houston, Texas		77002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 497-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) In this Current Report on Form 8-K (Form 8-K), "Reliant Energy" refers to Reliant Energy, Inc.

On March 20, 2009, Kirbyjon H. Caldwell resigned from the Board of Directors of Reliant Energy. Pastor Caldwell's decision to resign was not the result of any disagreement with Reliant Energy. Pastor Caldwell is expected to be appointed to the board of NRG Energy, Inc. As described in our most recent Annual Report on Form 10-K, Reliant Energy entered into an agreement in February 2009 to sell its Texas retail business to a subsidiary of NRG Energy, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reliant Energy, Inc.

March 24, 2009	By:	/s/ Thomas C. Livengood

Name: Thomas C. Livengood
Title: Senior Vice President and Controller